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                                                                    EXHIBIT 10.3

                                    AGREEMENT

         THIS AGREEMENT, is entered into this 11th day of February, 1998, by and among ARI NETWORK SERVICES, INC. ("ARI" or the "Company"), RICHARD W. Weening ("Mr. Weening") and QUAESTUS Management Corporation ("QMC").

                                   BACKGROUND:

A. ARI and QMC are parties to a Consulting Agreement dated December 1, 1996 (the "QMC Agreement").

B. ARI and Mr. Weening are parties to an Employment Agreement dated August 1, 1991, which was recast as a Consulting Agreement by an amendment dated September 30, 1993 (the "Weening Agreement"). The Weening Agreement was further amended by amendments dated August 1, 1994 and August 1, 1995 and August 1, 1996.

C. The parties desire to terminate both the QMC Agreement and the Weening Agreement effective October 31, 1997 in accordance with the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. TERMINATION OF QMC AGREEMENT. The QMC Agreement is hereby terminated effective October 31, 1997 and shall be of no further force or effect thereafter. Notwithstanding any of the terms of the QMC Agreement, no termination fee or other consideration shall be paid by ARI in connection with such termination.

         2. ARI SERVICES. All sharing of ARI services by QMC shall be discontinued immediately except that ARI shall continue to permit QMC and its employees to utilize ARI's telephone system until such time as QMC shall obtain an independent telephone system which shall in no event be later than December 31, 1998. QMC shall reimburse ARI for the cost of such usage on a monthly basis upon invoice by ARI.

         3. TERMINATION OF WEENING AGREEMENT. The Weening Agreement is hereby terminated effective October 31, 1997 and shall be of no further force or effect thereafter. In accordance with the terms of the Weening Agreement, ARI will pay Mr. Weening One Hundred Twenty Five Thousand Dollars ($125,000) concurrently with the execution of this Agreement. ARI shall have no further obligation with respect to any benefits Mr. Weening has received under the Weening Agreement including without limitation any disability, health or other insurance policies.

         4. LIFE INSURANCE POLICIES. ARI owns two split dollar life insurance policies on Mr. Weening's life: Policy Number 7-877-783 and Policy Number 7-877-787, both issued by Northwestern Mutual Life Insurance Co. (the "Policies"). As required under the Weening Agreement, ARI hereby assigns and transfers to Mr. Weening all of ARI's right, title and interest in and to the Policies. Mr. Weening agrees to assume all of ARI's obligations with respect to the Policies and agrees to indemnify and hold ARI harmless from and against any and all liabilities arising in connection therewith. Notwithstanding such assignment, Mr. Weening agrees that ARI shall continue to be entitled to repayment of the amount listed below for each Policy (the "ARI Premium Amount(s)") upon Mr. Weening's death out of the proceeds of the Policies as a result of ARI's having paid premiums on the Policies through December 31, 1997. ARI will also be entitled to repayment of the relevant ARI Premium Amount in the event that either Policy lapses for any reason.








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               POLICY NUMBER                   ARI PREMIUM AMOUNT
                                                 (AS OF 1/21/98)
                 7-877-783                           $85,180.80
                 7-877-787                          $129,228.35


         5. MISCELLANEOUS. This Agreement shall be governed by the laws of Wisconsin. This Agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings among the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                                 QUAESTUS MANAGEMENT CORPORATION


_______________________________________________  By:____________________________
Richard W. Weening                                  Terry Leahy, _______________


ARI NETWORK SERVICES,  INC.




By:____________________________________________
   Brian E. Dearing, Chairman, President and CEO




rwwterm.wpd
June 12, 1998